UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 16, 2008

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7275	47-0248710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Corporate Governance Principles of ConAgra Foods, Inc. (the “Company”) provide that no director may be nominated to a new term if he or she would be over age 72 at the time of election. Current directors John T. Chain, Jr. and Ronald W. Roskens are over age 72 and ineligible to be re-nominated in connection the Company’s 2008 annual meeting of stockholders (the “Annual Meeting”), which is scheduled for September 25, 2008. On July 17, 2008, each of Messrs. Chain and Roskens notified the Company that he will retire from the Board upon conclusion of the Annual Meeting and the Board accepted the tender of resignation.

(e) On July 16, 2008, the Human Resources Committee of the Company’s Board (the “Committee”) took various actions related to executive compensation matters. The Committee established the annual incentive program for the 2009 fiscal year that began May 26, 2008 and the long-term incentive program for the three-year performance period of fiscal 2009 through 2011. Specific information is provided here for the incentive opportunities approved for Gary M. Rodkin, Chief Executive Officer, Andre J. Hawaux, Executive Vice President and Chief Financial Officer, John F. Gehring, Senior Vice President and Corporate Controller, Scott Messel, Senior Vice President, Treasurer and Assistant Secretary, and Robert F. Sharpe, Jr., Executive Vice President, External Affairs and President, Commercial Foods, who were named in the summary compensation table included in the Company’s proxy statement for its 2007 annual stockholders’ meeting (the “named executive officers”).

FY09 Annual Incentive Plan. On July 16, 2008, the Committee established the fiscal 2009 annual incentive plan. The plan provides a cash bonus opportunity for participants based on the Company’s achievement of pre-set financial objectives. For fiscal 2009, payouts under the plan require the achievement of a minimum level of Company-wide profit before tax (“PBT”). Failure to reach a minimum, pre-set level of PBT results in a zero payout under the plan. Achievement of higher levels of PBT increase the plan’s funding level. The Committee retained the discretion to modify the funding level based on the methods in which actual financial results are achieved. The Committee also retained the discretion to allocate the funded dollars unevenly across business groups in the event profound performance differences are experienced during the year. Individual awards are then computed taking into consideration personal performance.

The Committee established target incentives for each named executive officer under the annual incentive plan. These incentives are approved as a percentage of base salary. The approved targeted incentives are: Mr. Rodkin, 200%; Mr. Hawaux, 100%; Mr. Gehring, 80%; Mr. Messel, 70%; and Mr. Sharpe, 100%. Payouts may be more or less than target depending on actual financial and individual performance, but are capped at 200% of target for Mr. Rodkin, and 300% of target for all other named executive officers.

FY09-2011 Long-Term Plan. On July 16, 2008, the Committee also established the fiscal 2009 to 2011 award opportunities under the Company’s long-term incentive plan, which promotes long-term stockholder value creation through a focus on growing earnings and return on capital. There are two components of the awards for this cycle under the plan – a stock option grant and a performance share grant.

The stock options, granted July 16, 2008, have a seven-year term, an exercise price at the closing market price of the Company’s common stock on July 16, 2008, and vest 40% on the first anniversary of the date of grant, and 30% on each of the second and third anniversaries of the date of grant. The stock options granted to the named executive officers on July 16, 2008 were: Mr. Rodkin, 500,000 options; Mr. Hawaux, 160,000 options; Mr. Gehring, 80,000 options; Mr. Messel, 60,000 options; and Mr. Sharpe, 180,000 options.

The performance shares were granted under the ConAgra Foods, Inc. 2008 Performance Share Plan, adopted effective July 16, 2008 (the “2008 Plan”). A copy of the 2008 Plan is filed as an exhibit hereto and incorporated herein by reference. The 2008 Plan is consistent in all material respects with the plan applicable to previously outstanding performance shares, but clarifies certain terms and is intended to comply with Section 409A of the Internal Revenue Code.

Under the 2008 Plan, the Committee awarded a targeted number of performance shares to each plan participant. The executive earns the performance shares only if pre-set, Company-wide financial objectives for the three-year period ending with fiscal 2011 are achieved. For the fiscal 2009 to 2011 plan cycle, the financial objectives are specified levels of three-year compounded growth in earnings before interest and taxes (“EBIT”) and three-year average return on average invested capital, after tax (“ROAIC”). Payouts on earned performance shares are made in shares of Company common stock and may be more or less than the target award, depending on actual performance. Dividend equivalents will be paid on the portion of performance shares actually earned at the regular dividend rate over the performance period. Dividend equivalents will be paid in shares of Company common stock. In determining performance, the Committee adjusts for extraordinary corporate events to avoid distorting results. In addition, the Committee has retained the discretion to reduce awards as appropriate in light of exceptional circumstances, to make payouts upon a change of control (as defined in the 2008 Plan) and to make pro rata payouts of the performance shares actually earned in the event of an executive’s departure other than due to death, disability or retirement. In the event of a departure due to death, disability or retirement, a pro rata portion of the performance shares actually earned will be paid. All payouts are capped at three times target. A maximum payout would be achieved only with significant over-performance versus the plan objectives. The target number of performance shares awarded to the named executive officers on July 16, 2008 were: Mr. Rodkin, 100,000 performance shares; Mr. Hawaux, 32,000 performance shares; Mr. Gehring, 16,000 performance shares; Mr. Messel, 12,000 performance shares; and Mr. Sharpe, 32,000 performance shares. Any actual payout (including any above target payout) will depend on Company performance over the three-year performance period and be made, if at all, following the end of fiscal 2011.

Exhibit 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	ConAgra Foods, Inc. 2008 Performance Share Plan*

*   Compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: July 18, 2008	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Item	Name
10.1	ConAgra Foods, Inc. 2008 Performance Share Plan*

*	Compensatory plan